Exhibit 99.1

DarkPulse, Inc. Subsidiary, Optilan, Hires Chief Financial Officer

NEW YORK, February 1, 2022 DarkPulse Inc. (OTC: DPLS) (“DPLS" or "the Company"), today announced that Ross Tweedale will be joining Optilan as Chief Financial Officer (CFO) effective March 7, 2022.

Ross brings with him over 20 years' financial experience gained across a wide range of roles, including leading finance functions in the Energy and Infrastructure sector, with his latest role being at the Nuclear Decommissioning Authority. Prior to that, Ross spent six years at National Grid, holding a variety of roles, including financial reporting for National Grid's UK division as well as National Grid Ventures, the group's growth arm operating in competitive markets across the UK and USA, where he supported Mergers & Acquisitions activity.

Ross graduated with a BSc (Hons) degree in Mathematics from the University of Manchester. He trained and qualified as a chartered accountant with RSM, before moving to Deloitte. Over the 10 years spent in practice, Ross provided his client base with wide range of assurance and advisory activities, including IPO preparation support. He has a wide experience in both IFRS and USA GAAP reporting.

In his personal life Ross enjoys spending time with his family, has two young girls and is very happily 'outnumbered'.

“Ross will report on a day-to-day perspective to Dennis O’Leary. He will be part of the Optilan Board of Directors and Optilan Leadership Team. “I know he is very excited to be joining Optilan and I have no doubts he will help considerably in delivering the next chapter of the Optilan journey,” stated Optilan CEO Bill Bayliss.

“I enjoyed the opportunity to meet Ross during the hiring process and enjoyed his enthusiasm and forward looking mindset,” said Dennis O’Leary, DarkPulse CEO & Optilan Chairman of the Board. “Both teams are looking forward to working closely with Ross as we move Optilan forward with an anticipated listing in the NYSE”

About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

About Optilan

Optilan is a leading independent security and communications systems integrator worldwide. With a 30-year pedigree, our customers trust us to keep the integrity of their assets safe and secure, by managing the life cycle delivery risk of our solutions. By fostering a collaborative design approach to complex problems, we provide innovative solutions, custom fit to even the most demanding of sites and scale of projects. Importantly, our commitment to our safety culture remains unwavered, to ensure that everyone goes home safely every day. We orchestrate business resilience with a suite of end-to-end solutions, combined with connectivity and professional service at a global level. Today’s business environment is more dynamic than ever. In response, businesses are urged to move at “internet speed” and evolve with continuous change and disruption accepted as the new normal. We complement our tailored, integrated expertise with a curated ecosystem of leading manufacturers, to achieve both high quality and enduring results.

We are proud to foster a unique culture full of talented individuals. Our sector focus ensures that our account teams are fully accredited to their operational areas. Our professionals have the skill to adopt and embed our expertise into existing platforms, processes, and cultures, delivering exceptional value for our clients. Beyond our operational scope, we strive to consider the impact of our global footprint and mitigate associated environmental and sustainability risks. These factors combined set us apart and establish why customers continue to trust and invest in our services.

For more information, visit: www.Optilan.com

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Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

Todd McKnight

RedChip Companies

407-571-0904

todd@redchip.com

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